Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with filing of the Quarterly Report on Form 10-Q of Money Centers of America, Inc. (the "Company") for the fiscal quarter ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher M. Wolfington, Chief Executive Officer and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)            the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 19, 2008	By: /s/ Christopher M. Wolfington
Christopher M. Wolfington
Chief Executive Officer

Date: November 19, 2008	By: /s/ Jason P. Walsh
Jason P. Walsh
Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.